UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 14, 2006

ECC Capital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32430	841642470
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1833 Alton Parkway, Irvine, California		92606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 856-8300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 14, 2006, Encore Credit Corp., a direct wholly owned subsidiary of the registrant ("Encore"), Bravo Credit Corporation, an indirect wholly owned subsidiary of the registrant ("Bravo"), the registrant and Wachovia Bank, National Association entered into Amendment No. 2006-1 to the Amended and Restated Master Repurchase Agreement ("Amendment No. 2006-1"). Amendment No. 2006-1 extends the termination date of the Amended and Restated Master Repurchase Agreement from March 15, 2006 to April 17, 2006. Amendment No. 2006-1 is filed as Exhibit 10.1.

On March 20, 2006, Encore, Bravo and the registrant extended the termination date of the Amended and Restated Master Repurchase Agreement with IXIS Real Estate Capital Inc. (the "Master Repurchase Agreement"). The Master Repurchase Agreement termination date is extended from March 20, 2006 to April 3, 2006. The Master Repurchase Agreement was filed as Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2005.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1 Amendment No. 2006-1 to Amended and Restated Master Repurchase Agreement, dated as of March 14, 2006, by and among Wachovia Bank, National Association, Encore Credit Corp., ECC Capital Corporation and Bravo Credit Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECC Capital Corporation

March 20, 2006	By:	/s/ Shahid S. Asghar

Name: Shahid S. Asghar
Title: President & Co-Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 2006-1 to Amended and Restated Master Repurchase Agreement, dated as of March 14, 2006, by and among Wachovia Bank, National Association, Encore Credit Corp., ECC Capital Corporation and Bravo Credit Corporation.